AquaBounty Technologies, Inc.
Results for the year ended December 31, 2018
MAYNARD, Massachusetts, March 7, 2019 - AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a biotechnology company focused on enhancing productivity in the aquaculture market and a majority-owned subsidiary of Intrexon Corporation (NASDAQ: XON), announces the Company’s financial results for the year ended December 31, 2018.
Results Highlights:
Operational

•	Received approval from the U.S. Food and Drug Administration (“FDA”) to raise AquAdvantage Salmon at the Company’s Indiana farm;

•	completed a second harvest of AquAdvantage Salmon at our Panama farm and sold five tons as fillets in Canada;

•	commenced production operations at the Indiana farm with traditional Atlantic salmon eggs while waiting for approval from the FDA to import AquAdvantage Salmon eggs; and

•	hired Sylvia Wulf as the Company’s new Chief Executive Officer, President, and Director effective January 1, 2019.
Financial

•	Completed a public offering of common shares and warrants, raising net funds of $10.6 million;

•	completed an offering of common shares through the conversion of outstanding warrants, raising net funds of $4.3 million;

•	the Company’s Canadian subsidiary received a construction loan in the amount of CA$2.0 million (US$1.6 million) from the Department of Economic Development of the Province of Prince Edward Island; and

•	net loss for the year increased to $10.4 million (2017: $9.3 million) with the commencement of production operations in Indiana.
Sylvia Wulf, Chief Executive Officer of AquaBounty, stated: “This was a successful year in terms of our operational achievements as we continue to take steps forward that will ultimately lead to harvesting our fish on a regular schedule from our two production farms and expanding our global footprint.”
U.S. Production
Having completed the first phase of upgrades to the Indiana farm, it was stocked with conventional Atlantic salmon eggs from the Company’s hatchery in Canada. The fish are growing well and are expected to be ready for harvest in the summer of 2020. Regardless of regulatory approval, commercialization of AquAdvantage Salmon in the U.S. is presently blocked by an Import Alert requiring the issuance of labelling guidance by the FDA. The FDA recently confirmed in a statement to Congress that final labelling guidance for AquAdvantage Salmon is in process. While the Company understands, based on this statement, that guidance could be issued within the next few weeks, regulatory decisions are never certain. As a result of the FDA’s statements to Congress, the Company is taking steps to prepare for the import of AquAdvantage Salmon eggs.
Canada Production
The Company expects to have AquAdvantage Salmon growing in its new Rollo Bay farm facility on Prince Edward Island this quarter with harvest projected to be in the summer of 2020, which will demonstrate the superior growth rate, feed efficiency, and economic benefits of our fish.
International Development
AquaBounty is also establishing operations outside North America with projects currently in process in Brazil, Argentina, Israel, and China. We believe that our experience with growing salmon in recirculating aquaculture systems, combined with our genetically superior fish, provides an unparalleled opportunity to bring our nutritious, safe, and more sustainably produced salmon to consumers.

Inquiries:
AquaBounty Technologies, Inc.
Dave Conley, Corporate Communications    +1 613 294 3078
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the potential for and timing of: (1) issuance of labelling guidance and lifting of the Import Alert, (2) FDA approval to import AquAdvantage Salmon eggs into the United States, (3) raising AquAdvantage Salmon at our farm in Indiana, (4) stocking our Rollo Bay facility, (5) harvesting our fish from our production farms, and (6) sale of our fish to consumers; the potential for construction at our facilities on Prince Edward Island; projections for harvest; demonstration of the benefits of AquAdvantage Salmon; and expansion of the Company’s global footprint. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

AquaBounty Technologies, Inc.
Consolidated Balance Sheets

	As of
	December 31,
	2,018	2,017
Assets
Current assets:
Cash and cash equivalents	$2,990,196	$492,861
Certificate of deposit	12,361	13,422
Other receivables	115,982	183,926
Inventory	76,109	172,363
Prepaid expenses and other current assets	315,969	527,322
Total current assets	3,510,617	1,389,894

Property, plant and equipment, net	23,716,768	21,802,976
Definite-lived intangible assets, net	171,292	184,995
Indefinite-lived intangible assets	191,800	191,800
Other assets	80,583	162,093
Total assets	$27,671,060	$23,731,758

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$845,323	$2,666,855
Current debt	71,613	49,794
Total current liabilities	916,936	2,716,649

Long-term debt	3,519,821	3,034,420
Total liabilities	4,436,757	5,751,069

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized;
15,098,837, (2017: 8,895,094) shares outstanding	15,099	8,895
Additional paid-in capital	142,707,957	126,718,186
Accumulated other comprehensive loss	(574,186)	(213,884)
Accumulated deficit	(118,914,567)	(108,532,508)
Total stockholders’ equity	23,234,303	17,980,689

Total liabilities and stockholders’ equity	$27,671,060	$23,731,758

AquaBounty Technologies, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Years ended December 31,
	2,018	2,017	2,016
Revenues
Product Revenues	$84,518	$53,278	$—

Costs and expenses
Product costs	78,155	50,777	—
Sales and marketing	297,687	799,009	860,365
Research and development	3,458,564	3,371,767	3,429,400
General and administrative	6,615,908	5,063,824	3,775,289
Total costs and expenses	10,450,314	9,285,377	8,065,054

Operating loss	(10,365,796)	(9,232,099)	(8,065,054)

Other income (expense)
Gain on disposal of equipment	13,233	941	2,861
Interest expense	(22,257)	(21,537)	(402,554)
Other income (expense), net	(7,239)	(5,952)	(5,914)
Total other income (expense)	(16,263)	(26,548)	(405,607)

Net loss	$(10,382,059)	$(9,258,647)	$(8,470,661)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(360,302)	72,388	(59,840)
Total other comprehensive income (loss)	(360,302)	72,388	(59,840)

Comprehensive loss	$(10,742,361)	$(9,186,259)	$(8,530,501)

Earnings per share
Net loss	(10,382,059)	(9,258,647)	(8,470,661)
Deemed dividend	(1,822,873)	—	—
Net loss attributable to common shareholders	(12,204,932)	(9,258,647)	(8,470,661)

Basic and diluted net loss per share attributable to common shareholders	$(0.94)	$(1.06)	$(1.60)
Weighted average number of common shares -basic and diluted	13,028,760	8,772,494	5,303,114

AquaBounty Technologies, Inc.
Consolidated Statements of Cash Flow

	Years ended December 31,
	2,018	2,017	2,016

Operating activities
Net loss	$(10,382,059)	$(9,258,647)	$(8,470,661)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	843,387	184,946	153,996
Share-based compensation	263,396	122,134	218,294
Gain on disposal of equipment	(13,233)	(941)	(2,861)
Non-cash interest and other expenses	(1,364)	—	395,833
Changes in operating assets and liabilities:
Other receivables	56,212	(11,440)	(121,640)
Inventory	93,956	(169,991)	—
Prepaid expenses and other assets	289,868	(592,602)	38,054
Accounts payable and accrued liabilities	(966,928)	625,763	340,092
Net cash used in operating activities	(9,816,765)	(9,100,778)	(7,448,893)

Investing activities
Purchase of property, plant and equipment	(4,009,736)	(18,893,264)	(934,495)
Deposits on equipment purchases	(95,001)	(153,663)	(156,982)
Proceeds from sale of equipment	23,233	941	23,844
Payment of patent costs	—	—	(5,664)
Net cash used in investing activities	(4,081,504)	(19,045,986)	(1,073,297)

Financing activities
Proceeds from issuance of debt	771,858	256,807	547,142
Repayment of term debt	(55,615)	(35,812)	(6,268)
Proceeds from the issuance of convertible debt	—	—	10,000,000
Proceeds from the issuance of common stock and warrants, net	10,616,046	24,989,257	—
Proceeds from exercise of stock options and warrants, net	5,116,533	27,502	—
Net cash provided by financing activities	16,448,822	25,237,754	10,540,874

Effect of exchange rate changes on cash and cash equivalents	(53,218)	77,262	(7,496)
Net change in cash and cash equivalents	2,497,335	(2,831,748)	2,011,188
Cash and cash equivalents at beginning of period	492,861	3,324,609	1,313,421
Cash and cash equivalents at the end of period	$2,990,196	$492,861	$3,324,609

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash	$22,257	$21,537	$6,721
Conversion of convertible debt and accrued interest to common stock	$—	$—	$10,395,833
Property and equipment included in accounts payable and accrued liabilities	$193,378	$1,036,240	$50,132
Acquisition of equipment under debt arrangement	$74,068	$—